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                                                                       EXHIBIT 4

                         AGREEMENT DATED APRIL 16, 2001

                        RE: JOINT FILING OF SCHEDULE 13D


The undersigned agree that

        (i) each of them is individually eligible to use the Schedule 13D attached hereto;

        (ii) the attached Schedule 13D is filed on behalf of each of them; and

        (iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning himself or itself; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: April 16, 2001                   Global Alpha Corporation,
                                        a British Virgin Islands company


                                        By: /s/ Abdulaziz Bin Fahad Bin Abdullah
                                            ------------------------------------
                                                Abdulaziz Bin Fahad Bin Abdullah
                                                Director



                                        Global Acquisitions Corporation,
                                        a British Virgin Islands company


                                        By: /s/ Abdulaziz Bin Fahad Bin Abdullah
                                            ------------------------------------
                                                Abdulaziz Bin Fahad Bin Abdullah
                                                Director


                                        /s/ Abdulaziz Bin Fahad Bin Abdullah
                                        ----------------------------------------
                                            Abdulaziz Bin Fahad Bin Abdullah
                                            an individual